MINISTRY OF RESOURCES                            SOCIALIST REPUBLIC OF VIETNAM
   AND ENVIRONMENT                            Independence - Freedom - Happiness
    -------------                                   **********************
No: 116/GP-BTNMT                                   Ha Noi, January 23, 2006

                             MINERAL MINING LICENCE
                      MINISTER OF RESOURCES AND ENVIRONMENT

     Pursuant to the Mineral Law on 20 March 1996, Law on amendment, supplement some articles of Mineral Law dated 14 June 2005 and Decree 160/2005/ND-CP dated
27 December 2005 of the Government stipulating in detail and guiding the implementation of Mineral Law and Law on amendment, supplement some articles of
Mineral Law;

     Pursuant to the Decree 91/2002/ND-CP dated 11 November 2002 of the
Government promulgating functions, duty and structural organization of Ministry of Natural Resources and Environment;

     Pursuant to the Investment Licence 2355/GP dated 20 October 2003 of
Ministry of Planning and Investment permitting the establishment of Phuoc Son
Gold Company Ltd.;

     Pursuant to the Decision 511/QD-HDDGTLKS dated 28 January 2003 of the
Council for Evaluating Mineral Resources re approval of "Report on Exploration
Results of Bai Dat and Bai Go prospects, Dak Sa Mine, Phuoc Duc Commune, Phuoc
Son District, Quang Nam Province";

     Based on the Decision 1698/QD-BTNMT dated 29 November 2004 of the Minister of Natural Resources and Environment re approval of Report on Environmental
Impact Assessment of "Dak Sa Mine Project", Phuoc Son District, Quang Nam
Province;

     In consideration of the Application Form and dossier of Phuoc Son Gold
Company Ltd applying for mining the Dak Sa Gold Mine, Phuoc Duc Commune, Phuoc
Son District, Quang Nam Province submitted at Department of Geology and Minerals of Vietnam on 13 December 2004 and the company's supplementation on 26 September
2005;

     At requests of Quang Nam People's Committee in the Letters 1005/UB-KTN
dated 15 June 2004 and 1783/UB-KTN dated 04 October 2004 re granting mining licence for Dak Sa Gold Mine, Phuoc Duc Commune, Phuoc Son District, Quang Nam
Province for Phuoc Son Gold Company Ltd;

     At request of the Director of Department of Geology and Minerals of
Vietnam,

                                     DECIDES

ARTICLE 1: To permit PHUOC SON GOLD COMPANY LTD. to conduct underground gold mining down to level of +400m in resources blocks of C1 category of the orebodies LZ1, LZ2, UZ1 at Bai Dat and Bai Go prospects, Dak Sa Gold Mine, Phuoc
Duc commune, Phuoc Son district, Quang Nam province;

     -    Mining area: 1.52ha, of which 0.52 ha for Bai Go and 1.00 ha for Bai
          Dat of the Map 1/50.000 scale UTM, Sheet 6539 IV limited by the boundary and coordinates as the Annex attached;

     -    Mining reserves: 209,908 tonnes;

     -    Mining capacity: 100,000 tonnes/year;

     -    Terms of mining: 3.5 (three and a half) years, since the date of signing the licence, of which:

          +    Basic mine construction period: 1.5 (one and a half) year

          +    Mining period: 02 (two) years

ARTICLE 2: PHUOC SON GOLD COMPANY LTD shall take the following responsibilities:

     1.   To carry out gold mining in accordance with the coordinates, area, the depth, reserves, capacity stipulated at Article 1 of this Licence;

     2.   Prior to proceeding mine development, the company shall submit the mine design to the competent State Management Bodies. The Mine Design should be prepared, appraised and approved as prescribed in the provision of the law, ensuring the technical safety, the safety for mine workings, explosive materials, labour, and blasting protection, environment safety according to the regulations.

     3.   Prior to proceeding mine development, the company shall make a report to Quang Nam People's Committee, Quang Nam Forest Control Department,
          Management Board of Song Thanh nature conservation area, Military
          Command of Region V to inspect the field, identify the coordinates, mining surface, mining depth and delineate mining area; the company shall disarm mines and explosive and make procedure to change land use purpose as required by Laws.

     4.   To properly implement the report on Environmental Impact Assessment of mining, processing activities approved by the competent State
          Management Bodies.

          Within six (6) months since the date of signing this Licence, PHUOC
          SON GOLD COMPANY LTD. shall complete the detailed project of processing plant of gold and associated metals; and make report on
          Environmental Impact Assessment of the processing plant to submit to
          Ministry of Natural Resources and Environment for appraisal and approval.

     5.   During operation technical methods and procedures must be fully and properly applied to ensure technical safety, the safety of mine workings, labour, industrial explosive, and compliance with other regulations related to the underground safety.

          Within twelve (12) months since the date of signing this Licence,
          PHUOC SON GOLD COMPANY LTD. shall undertake the fulfillment of construction of Process plant at Dak Sa Mine according to the company's commitment.

     6.   During operation, all measures of controlling mining, processing areas, support facilities and other related areas shall be frequently implemented; the protection of mineral resources, mine safety and security shall be pursuant to the regulation.

          If there is any evidence of not ensuring the safety as stipulated, mining and processing activity shall promptly be ceased, and a resolution to overcome the problem shall be taken timely, and a writing report must be submitted to the competent State Management
          Bodies for resolve according to the regulations.

     7.   During mining and processing operation, maximum recovery of ore, gold, silver and associated economical metals shall be obliged; the capacity of mining, processing, utilizing of gold, silver and metals must be properly reported to the competent State Bodies.

          The management, utilizing of gold, silver and associated metals shall be implemented in accordance with the current stipulations.

     8.   Implement the deposit for environment rehabilitation in accordance with the regulations.

     9.   Implement all stipulations of mine closure; rehabilitation of environment, land after mining according to the stipulations of the law, and make periodical report on mineral activities.

ARTICLE 3: Conducting gold mining activity pursuant to this Licence, PHUOC SON
GOLD COMPANY LTD. shall only be permitted to execute the activity when it has fully fulfilled all relating regulations of the law and the terms of this
Licence; obtained the Decision of land rent of the competent State Management
Bodies according to the regulations; put deposit for environmental rehabilitation; submitted the mine design approved by the competent Bodies to
Department of Geology and Minerals of Vietnam and Quang Nam Department of
Natural Resources and Environment in conformity with the regulations; registered the commencement date of basic mine construction, date of mine operation;
informed the appointment of Executive Mine Manager as well as mining, processing plans at the competent State Bodies as stipulated;

     If PHUOC SON GOLD COMPANY LTD. breaks any regulations of the Mineral Law and other relating documents or fails to comply the obligations defined in this
Licence, the Licence then will be withdrawn in accordance with the Mineral Law and PHUOC SON GOLD COMPANY LTD. shall take full responsibilities under the law of the relating matters.

                                                                    FOR MINISTER
                                                                   VICE MINISTER

DISTRIBUTION:

-    QNPC

-    QN Forest Control Dep.                                    SIGNED AND SEALED

-    Board of Song Thanh nature reserve

-    Military Command of Region V

-    QN MoRE

-    Phuoc Son Gold Company Ltd.                                     DO HAI DUNG

-    Filed

                     This Licence has been State registered
                at Department of Geology and Minerals of Vietnam
                              Register No: 02 DK/KT
                            Ha Noi, 07 February 2006

                                  FOR DIRECTOR
                                 DEPUTY DIRECTOR

                                Signed and sealed
                                 Trinh Xuan Ben